UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 16, 2024

NETGEAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive
San Jose,	CA	95134
(Address, including zip code, of principal executive offices)

(408)	907-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s):	Name of each exchange on which registered
Common Stock, $0.001 par value	NTGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 16, 2024, the Board of Directors (the "Board") of NETGEAR, Inc. ("NETGEAR") elected Laura Orvidas to serve as a member of the Board, effective immediately. The Board also appointed Ms. Orvidas to the Compensation and Talent Committee of the Board and the Cybersecurity Committee of the Board, both effective immediately. There are no arrangements or understandings between Ms. Orvidas and any other person pursuant to which Ms. Orvidas was selected as a director. There are no transactions involving Ms. Orvidas that would be required to be reported under Item 404(a) of Regulation S-K.

Upon joining the Board, Ms. Orvidas received a grant of eleven thousand one hundred and fifty (11,150) restricted stock units, which will vest on the date of NETGEAR’s 2025 Annual Meeting of Stockholders, subject to Ms. Orvidas continuing to serve as a member of the Board until such date. NETGEAR and Ms. Orvidas also entered into NETGEAR’s standard Indemnification Agreement for directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 18, 2024

NETGEAR, INC.

By:	/s/ Kirsten J. Daru
Kirsten J. Daru
General Counsel and Chief Privacy Officer